UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): January 5, 2004




                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                      1-3919                      37-0364250
    (State or other                (Commission                   (IRS Employer
     jurisdiction of               File Number)                  Identification
     incorporation)                                                    No.)



       5430 LBJ Freeway, Suite 1740, Dallas, TX              75240-2697
       (Address of principal executive offices)              (Zip Code)



                                 (972) 458-0028
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)


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Item 9:  Regulation FD Disclosure

     The registrant hereby furnishes the information set forth in this Item 9 and as set forth in the letter dated January 5, 2004 from the registrant to certain of its customers, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The letter discusses a tentative agreement with the registrant's largest union, the Independent Steelworkers Alliance. The tentative agreement is subject to the vote of the bargaining unit covered by the Collective Bargaining Agreement between Keystone Steel and Wire, a division of the registrant, and the Independent Steelworkers Alliance. The registrant expects voting on the approval of the tentative agreement to take place on or about January 15, 2004.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                          (Registrant)




                                          By:    /s/ Sandra K. Myers
                                                 -------------------------------
                                                 Sandra K. Myers
                                                 Secretary




Date:  January 5, 2004

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       --------------------------------------------------

99.1 Letter dated January 5, 2004 from Keystone Consolidated Industries, Inc. to certain of its customers.